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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 23, 2003

Duane Reade Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)
440 Ninth Avenue New York, New York 10001 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (212) 273-5700

(Former name or former address, if changed since last report)

Item 5. Other Events

        Duane Reade Inc. issued the press release attached hereto on October 23, 2003. The following portions as listed are filed and incorporated herein by reference:

        The first sentence of the first paragraph, the first and fourth sentences of the second paragraph, the fourth sentence of the third paragraph, the third sentence of the fourth paragraph and the first sentence of the fifth paragraph appearing under the heading "Third Quarter Results." The first, second and third sentences of the first paragraph, the second paragraph, the fourth sentence of the third paragraph, the third sentence of the fourth paragraph, the first sentence of the fifth paragraph and the second sentence of the sixth paragraph appearing under the heading "Nine Month Results." The "Consolidated Statements of Operations" and the "Consolidated Balance Sheets" and the related footnotes thereto appearing as part of the financial statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  a)
  Financial Statements. Not Applicable

  b)
  Pro Forma Financial Information. Not Applicable

  c)
  Exhibits

        The following materials are attached as exhibits to this Current Report on Form 8-K

Exhibit Number	Description
99.1	Press Release dated October 23, 2003

Item 9. Regulation FD Disclosure

        The following information, which consists of the remainder of the press release appearing as Exhibit 99.1 not filed and incorporated herein by reference under Item 5, is furnished pursuant to Item 9, "Regulation FD Disclosure."

        The second, third and fourth sentences of the first paragraph, the second, third and fifth sentences of the second paragraph, the first, second and third sentences of the third paragraph, the first and second sentences of the fourth paragraph, the second and third sentences of the fifth paragraph and the sixth and seventh paragraphs appearing under the heading "Third Quarter Results." The fourth sentence of the first paragraph, the first, second and third sentences of the third paragraph, the first, second and fourth sentences of the fourth paragraph, the second sentence of the fifth paragraph and the first sentence of the sixth paragraph appearing under the heading "Nine Month Results." The three paragraphs appearing under the heading "Current Outlook," as well as the complete contents of the "Operating Data" and related footnotes thereto and the financial information disclosed under the "Reconciliation of EBITDA to Net Income and Net Cash Provided by Operating Activities."

        The attached Exhibit 99.1 is also furnished in its entirety pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date    October 23, 2003

*Print name and title of the signing officer under his signature.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 9. Regulation FD Disclosure